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EXHIBIT 10.8(c)


                                  Eileen Brody
                                SERVICE AGREEMENT

         This Service Agreement ("Agreement") is entered into as of the 22nd day of June, 2005 between American Oriental Bioengineering Inc., whose principal offices are located at No 308 Xuefu Road, Nangang District, Harbin, HLJ 150086, P.R. China (hereinafter referred to as the "Company"), and Eileen Brody, having an address at 181 Kings Highway, Milford, CT 06460 (hereinafter referred to as the ("Director"), to provide the terms under which the Director shall perform her functions as an elected independent director of audit committee as the Board of Directors of the Company during his or her respective terms.

         WHEREAS, the Company's business consists of the development, production and distribution of dietary supplements, pharmaceutical products and activities incidental thereto (the "Business") and the Company is a public company subject to the securities laws and duties and other applicable terms and rules of the United States.

         WHEREAS, the Company recognizes the unique qualifications of the Independent Director and desires to secure the services of the Independent Director on the terms and conditions set forth herein; and

         WHEREAS, the Director is prepared to commit to such services in return for specific arrangements or compensation and/or other benefits on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the Company and the Independent Director do hereby agree as follows:

         1.       DUTIES OF THE INDEPENDENT DIRECTOR:

                  1.1 The Director shall carry out his/her duty as an independent director to the Company and shall make himself or herself available to perform such functions in keeping with all the applicable laws, rules, and regulations of the United States of America, including, but not limited to, the applicable securities laws, and the laws of the State of Delaware.

                  1.2 The Director hereby agrees faithfully to render the service expected of an independent director and to promote the interests of the Company to the best of his ability and keep his duty of care, confidentiality, and loyalty, among other duties. The Director further agrees to devote necessary time, attention, skill, and best efforts to the performance of his/her duties under this Agreement.

                  1.3 The Director shall have such power and authority as shall reasonably be required to enable him to perform his duties hereunder in an efficient manner.

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                  1.4      The Director shall not self-deal or do anything
                           harmful to the interest of the Company or its shareholders and shall not engage in any insider trading or similar activities.

                  1.5 The Director shall maintain his or her standing and capacity as an "independent director" under the relevant rules of the Securities and Exchange Commission and relevant rules and regulations of relevant stock exchanges and shall not engage in any employment or service with the Company or otherwise that may impair such standing.

                  1.6 The Director shall serve on the audit committee and the compensation committee in his or her as an independent director.

         2.       COMPENSATION AND EXPENSES

                  During his or her term as a Director until the ease of his or her function as an Director:

                  2.1 The Company agrees to pay the Director an annual retainer ("the Retainer") of $30,000 to be paid monthly. In addition, the Director shall be granted a total number of registered shares of the common stock of the Company with a total market value of $30,000 ("Registered Shares") for every year of service rendered to the Company to be granted at the end of each calendar year.

                  2.2 The Company shall promptly pay or reimburse the Director for all reasonable expenses actually and properly (in accordance with the Company's policy) incurred or paid by him in connection with the performance of his services under the Agreement (including, without limitation to, travel expenses) upon presentation of expense statements or vouchers or such other supporting documentation in such form and containing such information as the Company may from time to time require. Any expense above $500 shall be pre-approved by the Company. Travel is to be business class, 5 star hotels, or the next level based upon availability, and limousine or taxi service between airports, hotels, and home. The Company will pay in advance or provide tickets for approved travel.

                  2.3 In order to develop a better understanding of AOBO as an organization, Independent Director may have quarterly meetings at the AOBO's headquarters in Harbin in conjunction with or otherwise normal Board meetings, where applicable.

         3.       MISCELLANEOUS

                  3.1 The Agreement expresses the entire understanding and agreement of the parties and supercedes any and all prior agreements and understandings, whether written or oral, relating in any way to the subject matter of this Agreement. This Agreement cannot be modified, amended, or supplemented except by a written instrument or instruments executed by each of the parties hereto.


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                  3.2      This Agreement shall have a term during the period
                           the director serves as a director of the Company until such time when he /she is removed by the board of directors by a majority vote or not elected by the next shareholder meeting.

                  3.3 This Agreement shall be governed by and construed under the laws of the State of New York. If any provision of this Agreement shall be invalid or unenforceable, and this Agreement as thereby amended shall remain in full force and effect..

                  3.4 Arbitration is the only and exclusive remedy to the parties for any dispute arising from this agreement. The parties hereby expressly waive the right to any jury or non-jury trial and hereby expressly submit to the exclusive jurisdiction of am arbitration tribunal under the auspices of the American Association in the city of New York with such tribunal composed of three arbitrators of which one is selected respectively by the parties. The ward of the tribunal shall be exclusive, binding, final and enforceable against the parties. In any arbitration arising out of this Agreement the prevailing party shall be entitled to request, and receive an amount as and for the reasonable counsel fees and expenses incurred by the prevailing party in connection with such action, proceeding, or arbitration.

                  3.5 In this Agreement, unless the context requires otherwise or it is otherwise expressly provided, words denoting any gender in clued all genders.

         IN WITNESS WHEREFOR, the Company and Independent Director have executed this Agreement as of the day and year first above written.

         Signed:  /s/ Eileen B. Brody            Signed:  /s/ Shujun Liu
                  -------------------------               ----------------------
         Name in Print:  Eileen B. Brody         Name in Print:  Shujun Liu
                         ------------------                      ---------------

         Title:  Independent Director            Title:  Chairman
                 --------------------------              -----------------------

         Date:  June 21, 2005                    Date:  June 21, 2005
                ---------------------------             ------------------------


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                               AMENDMENT NO. 1 TO
                                SERVICE AGREEMENT

         THIS AMENDMENT NO. 1 ("Amendment") to the Service Agreement dated June 21, 2005 (the "Agreement") is made and entered into this 8th day of March 2006, by and among American oriental Bioengineering, Inc., a Nevada corporation (the "Company") and Eileen B. Brody ("Independent Director"), who are all of the parties to the Agreement.

                                     RECITAL

         WHEREAS, the Company recognizes the unique qualifications of the Independent Director and desires to secure the services of the Independent Director on the terms and conditions set forth herein; and

         WHEREAS, the Independent Director is prepared to commit to such services in return for specific arrangements or compensation and/or other benefits on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the terms of which are incorporated herein and made a part hereof, the parties hereto agree as follows:

         1. Section 2.1 of the Agreement is hereby deleted in its entirety and the following new paragraph 1 is inserted in lieu thereof:

                              ********************

1. The Company agrees to pay Independent Director an annual retainer (the "Retainer") of $30,000 to be paid by monthly installments of $2,500 per month. In addition, Independent Director shall be granted a total number of restricted shares of the common stock of the Company with a total market value of $30,000 for every year of service rendered to the Company. The calculation of the market value shall be based on 100% of the average closing prices for the five trading days prior to and including the day of the signing of the Service Agreement, that is, the average of $1.46, $1.38, $1.40, $1.40, and $1.32 (representing the closing prices from June 15, 2005 through June 21, 2005) equal to $1.392. Then $30,000 divided by $1.392 equals 21,552 shares, which shall be issued at the anniversary of service. Company shall be responsible for all the cost associated with the removal of the restrictive legend upon the completion of one-year minimum restrictive period of such shares granted.

                              ********************


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement and made it effective as of the day and year first set forth above.

         Signed:  /s/ Eileen B. Brody           Signed:  /s/ Shujun Liu
                  ------------------------               -----------------------
         Name in Print:  Eileen B. Brody        Name in Print:  Shujun Liu
                         -----------------                      ----------------

         Title:  Independent Director           Title:  Chairman of the Board
                 -------------------------              ------------------------

         Date:  March 9, 2006                   Date:  March 11, 2006
                --------------------------             -------------------------


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